UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On September 2, 2009, Shamrock Activist Value Fund, L.P. issued the following press release:

FOR IMMEDIATE RELEASE

Shamrock Activist Value Fund, L.P.

4444 Lakeside Drive, Burbank, CA 91505

Contact:	Clifford A. Miller (cmiller@shamrock.com)
(818) 973-4297
-or-
Sitrick And Company
Michael Sitrick (mike_sitrick@sitrick.com)
Aaron Curtiss (aaron_curtiss@sitrick.com)
(310) 788-2850

Shamrock Activist Value Fund Pleased by Support of

Southeastern Asset Management, Inc. in Advance of

Texas Industries, Inc. Annual Meeting

BURBANK, Calif. (Sept. 2, 2009) – The Shamrock Activist Value Fund, L.P., which together with its parallel investment vehicle owns 10.2% of Texas Industries, Inc. (NYSE: TXI) common stock, has received the support of Southeastern Asset Management in its bid to elect three candidates to the board of directors and pass the Shamrock Activist Value Fund L.P.’s three shareholder resolutions at Texas Industries’ Annual Meeting on Oct. 22, 2009.

Southeastern holds more than 9% of Texas Industries outstanding common stock and disclosed its intent to support the Shamrock Activist Value Fund, L.P.’s director nominees and shareholder proposals Tuesday in a Schedule 13D filing with the Securities and Exchange Commission.

“We are most pleased by Southeastern’s filing with the SEC and we think it speaks for itself,” said Dennis A. Johnson, CFA, managing director of Shamrock Capital Advisors, the investment advisor for the Shamrock Activist Value Fund. “We believe that Southeastern’s support validates our message that change is needed at Texas Industries.”

Shamrock Activist Value Fund, L.P. intends to nominate three highly qualified independent director candidates for election to the Texas Industries board of directors – Marjorie L. Bowen, Dennis A. Johnson, CFA and Gary L. Pechota. These nominees collectively have broad experience in finance and capital markets, cement operations and corporate governance matters. Shamrock Activist Value Fund, L.P. also intends to bring three shareholder resolutions before the Texas Industries shareholders at the annual meeting requesting that the Board (i) destagger the company’s classified board and require all directors to stand for election every year, (ii) institute majority voting in uncontested director elections and (iii) require shareholder approval of all “poison pill” rights plans.

Shamrock Activist Value Fund is one of five separate investment funds managed by Shamrock Capital Advisors, Inc., a subsidiary of Shamrock Holdings, Inc., the investment vehicle of the Roy E. Disney family. Shamrock Capital Advisors has an aggregate of $1.8 billion under management within these five funds.

The Shamrock Activist Value Fund, L.P. has filed its definitive proxy materials for the 2009 Annual Meeting of Texas Industries Shareholders with the Securities and Exchange Commission (the “SEC”). Copies of all proxy materials Shamrock Activist Value Fund, L.P. files with the SEC are available without charge at the SEC’s website at www.sec.gov and its definitive proxy materials also may be obtained without charge at http://www.shamrock-txiproxy.com. Information regarding the participants in the Shamrock Activist Value Fund, L.P.’s solicitation of proxies for the annual meeting is contained in Shamrock Activist Value Fund, L.P.’s definitive proxy statement, which also contains information regarding why Shamrock Activist Value Fund, L.P. believes Texas Industries shareholders should vote the WHITE proxy card “FOR” its three director nominees and “FOR” its three shareholder proposals. Shareholders who need assistance voting their shares may contact MacKenzie Partners, Inc., Shamrock Activist Value Fund, L.P.’s proxy solicitor by calling (800) 322-2885 or e-mailing to savf-txi@mackenziepartners.com.

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